March 20, 2001

Mr. R. Dirk Stinson

President

818879 Alberta, Ltd.

Dear Dirk:

This letter is intended to document our prior agreement relative to the amendment of certain dates contained in our PBC technology license dated March 5, 1999 with 818879 Alberta, Ltd. relating to the listing of our common stock on a "national market". Specifically, for valuable consideration given to 818879 Alberta, Ltd. including our obligation to pay you the sum of U.S. $1, we agreed that effective December 31, 2000, the references to "March 4, 2002" contained in sections 9.2 and 10.1 of the PBC technology license will be changed to "March 5, 2004", and the reference to "March 4, 2003" contained in section 9.2(3) of the PBC technology license will be changed to "March 5, 2005".

If the foregoing accurately reflects your understanding please countersign this letter where indicated below and return it to Clean Energy at your earliest convenience.

Very truly yours,

/s/ John P. Thuot

John P. Thuot, President

Agreed to and accepted:

818879 Alberta, Ltd.

/s/ R. Dirk Stinson

R. Dirk Stinson, President

Date: March 23, 2001